                                                                  EXHIBIT 99.a15

                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY VARIABLE  PORTFOLIOS,  INC., a Maryland  corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST:  Pursuant to authority expressly vested in the Board of Directors by the Maryland General Corporation Law and by Article FIFTH and Article SEVENTH of
the Articles of Incorporation, the Board of Directors of the Corporation (a) has
duly  established  a  new  series  of  shares  titled  VP  Mid  Cap  Value  Fund
(hereinafter  referred to as a "Series") for the Corporation's stock and (b) has allocated  Three  Hundred  Million  (300,000,000)  shares of the  Three  Billion
(3,000,000,000) shares of authorized capital stock of the Corporation, par value
One Cent  ($0.01)  per  shares,  for an  aggregate  par  value of Three  Hundred
Thousand Dollars  ($300,000) to the new Series.  As a result of the action taken by the Board of Directors in Article FIRST of these Articles Supplementary,  the twelve  (12)  Series of stock of the  Corporation  and the  number of shares and aggregate  par value of each is as follows:

                                                Number of
                                                 Shares            Aggregate
   Series Name                   Class          Allocated          Par Value
   -----------                   -----          ---------          ---------

VP Value Fund                      I           600,000,000        $6,000,000
                                   II          100,000,000         1,000,000
                                   III          50,000,000           500,000

VP International Fund              I           300,000,000         3,000,000
                                   II          100,000,000         1,000,000
                                   III         100,000,000         1,000,000

VP Capital Appreciation Fund       I           100,000,000         1,000,000

VP Balanced Fund                   I           100,000,000         1,000,000

VP Income & Growth Fund            I           300,000,000         3,000,000
                                   II           50,000,000           500,000
                                   III          50,000,000           500,000

VP Equity Index Fund               I           100,000,000         1,000,000

VP Growth Fund                     I           100,000,000         1,000,000

VP Ultra Fund                      I           200,000,000         2,000,000
                                   II           50,000,000           500,000
                                   III          50,000,000           500,000

VP Vista Fund                      I            50,000,000           500,000

VP Global Growth Fund              I           100,000,000         1,000,000

VP Large Company Value Fund        I           200,000,000         2,000,000
                                   II          100,000,000         1,000,000

VP Mid Cap Value Fund              I           100,000,000         1,000,000
                                   II          100,000,000         1,000,000

     SECOND:  Except as otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     THIRD:  A  description  of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     FOURTH: The Board of Directors of the Corporation duly adopted  resolutions dividing  into  Series  the  authorized  capital  stock of the  Corporation  and allocating shares to each Series as set forth in these Articles Supplementary.

     FIFTH: The Board of Directors of the Corporation  duly adopted  resolutions establishing  the Series and  allocating  shares to the Series,  as set forth in
Article FIRST,  and dividing the Series of capital stock of the Corporation into
Classes as set forth in Article FIRST.

     IN WITNESS WHEREOF,  AMERICAN CENTURY VARIABLE PORTFOLIOS,  INC. has caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its behalf by its Vice  President and attested to by its Assistant  Secretary on this 15th day of January, 2004.

                                        AMERICAN CENTURY
ATTEST:                                 VARIABLE PORTFOLIOS, INC.

/s/ Anastasia H. Enneking               /s/ Charles A. Etherington
----------------------------------      --------------------------------------
Name:  Anastasia H. Enneking            Name:   Charles A. Etherington
Title: Assistant Secretary              Title:  Vice President

     THE UNDERSIGNED  Vice President of AMERICAN  CENTURY  VARIABLE  PORTFOLIOS,
INC.,  who  executed  on  behalf  of said  Corporation  the  foregoing  Articles
Supplementary to the Charter,  of which this certificate is made a part,  hereby acknowledges,  in the name of and on behalf of said  Corporation,  the foregoing
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  January 15, 2004                /s/ Charles A. Etherington
                                        -------------------------------------
                                        Charles A. Etherington, Vice President